Exhibit 10.4

TIVO, INC.

2008 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

TiVo, Inc., a Delaware corporation (the “Company”), pursuant to its 2008 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), an award to receive the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth below, with respect to shares of the Company’s common stock, par value $0.001 per share, (the “Stock”). This award for Restricted Stock Units (this “RSU Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “RSU Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the RSU Agreement.

Participant:

Grant Date:

Vesting Commencement Date:

Total Number of RSUs Subject to Award:

Vesting Schedule:	[To be indicated in individual grant notices]

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the RSU Agreement and this Grant Notice. Participant has reviewed the RSU Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the RSU Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the RSU Agreement.

TIVO, INC.:	PARTICIPANT:

By:	By:
Print Name: Title:	Print Name:
Address:	Address:

Date:	Date:

EXHIBIT A

TIVO, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, TiVo, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to receive the number of Restricted Stock Units under the Company’s 2008 Equity Incentive Award Plan (the “Plan”) set forth in the Grant Notice, with respect to the shares of the Company’s common stock, par value $0.001 per share, of the Company as (the “Stock”).

ARTICLE I.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Article 13 of the Plan; provided that if Participant is an Independent Director, “Administrator” shall mean the Board.

(b) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, without limitation. The Administrator, or chief executive officer of the Company, in that party’s absolute discretion, shall determine the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(c) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

(d) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b)

terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, without limitation. The Administrator, or chief executive officer of the Company, in that party’s absolute discretion, shall determine the question of whether a particular leave of absence constitutes a Termination of Employment.

(e) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.2 Incorporation of Terms of Plan. The RSU Award and this Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

2.1 Award of Restricted Stock Units.

(a) Award. In consideration of Participant’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, the Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan (the “RSU Award”). Each RSU represents the right to receive one share of Stock. Participant is an Employee, a member of the Board or Consultant. Prior to actual issuance of any Stock, the RSUs and the RSU Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) Issuance of Stock.

(i) Vesting and Timing of Distribution. The RSUs subject to the RSU Award shall vest and become nonforfeitable with respect to the applicable portion of vesting schedule set forth in the Grant Notice (the “Vesting Schedule”). Subject to Section 2.2 and 2.3 hereof, the Stock represented by the RSUs subject to the RSU Award shall be issued to Participant with respect the number of RSUs that have vested in accordance with the Vesting Schedule set forth in the Grant Notice not later than ten (10) days following the date that the corresponding RSUs have vested (without regard to whether Participant has experienced a Termination of Service prior the date of distribution).

(ii) Generally. Stock issued under the RSU Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (A) uncertificated form, with the Stock recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (B) certificated form. No fractional shares of Stock shall be issued under this Agreement.

2.2 Forfeiture. Any RSUs subject to this RSU Award that are not vested as of the date Participant experiences a Termination of Service shall thereupon be forfeited, terminated and cancelled immediately without payment of any consideration by the Company and without any further action by the Company.

2.3 Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.1(b) hereof):

(i) No new certificate shall be delivered to Participant or his legal representative unless and until Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the vesting of the RSUs or the distribution of Stock issuable thereunder, or other taxable event related to the Restricted Stock Units. The Administrator may permit Participant to satisfy the tax withholding obligations using any of the methods prescribed in the Plan as determined in the sole discretion of the Administrator.

(ii) The Company shall not be required to issue or deliver any certificate or certificates for any Stock prior to the fulfillment of all of the following conditions: (A) the admission of the Stock to listing on all stock exchanges on which such Stock is then listed, (B) the completion of any registration or other qualification of the Stock under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience.

2.4 Limitation on Participant’s Rights. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Stock issuable hereunder unless and until certificates representing such Stock (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Stock and the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Stock; provided, however, that at the discretion of the Company, and prior to the delivery of Stock, Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock is issued, except as provided in Section 12.1 of the Plan

ARTICLE III.

OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSU Award.

3.2 Adjustments Upon Certain Events. Participant acknowledges that the RSU Award is subject to modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.

3.3 Restricted Stock Units Not Transferable. None of the RSU Award, the interests or rights and privileges conferred hereby, including the RSUs awarded hereunder, shall be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary unless and until the Stock underlying the RSU Award has been issued, and all restrictions applicable to such Stock have lapsed, and any attempted disposition thereof shall be null and void and of no effect. None of the RSU Award, the interest or rights and privileges conferred hereby, including the RSUs awarded hereunder, shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.4 Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 3.9, either party may hereafter designate a different address for notices to be given to that party. Notices provided for in your Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

3.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.7 Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.8 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the RSU Award in any material way without the prior written consent of Participant.

3.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.11 Effect of Written Modifying Agreements. Notwithstanding any other provision of the Plan or this Agreement, if Participant is party to any written agreement between Participant and the Company executed prior to, concurrent with, or subsequent to this Agreement, including but not limited to, an employment agreement or change in control agreement (“Modifying Agreement”), and such Modifying Agreement purports to supersede the vesting, timing or distribution provisions of this Agreement, then the Modifying Agreement shall supersede the terms and conditions of this Agreement with respect to such vesting, timing or distribution provisions.

3.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSU Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.13 Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

3.14 Not a Contract of Employment or Other Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.15 Entire Agreement. Subject to Section 3.11 of this Agreement, the Plan, the Grant Notice and this Agreement (including all exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.